Exhibit 99

Form 3 Joint Filer Information

Name:  Eugene Oshinsky

Address: 5700 White Hickory Circle

  Tamarac, FL 33319

Designated Filer: RAM Capital Management Trust #01

Issuer & Ticker Symbol: Ridgefield Acquisition Corp. (RDGA.OB)

Date of Event Requiring Statement:  12/22/05

Signature: /s/ Eugene Oshinsky

Name:  Rosa Oshinsky

Address: 5700 White Hickory Circle

  Tamarac, FL 33319

Designated Filer: RAM Capital Management Trust #01

Issuer & Ticker Symbol: Ridgefield Acquisition Corp. (RDGA.OB)

Date of Event Requiring Statement:  12/22/05

Signature: /s/ Rosa Oshinsky